Exhibit 99.1

Lexaria Receives Notice of its First Patent to be Granted in Australia for Cannabinoid Infused Edibles

Kelowna, BC / February 27, 2017 / Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) is pleased to announce it has received a Notice of Acceptance from the Australian Patent Office that Lexaria’s Australian patent application 2015274698 has been accepted with a patent issuance date expected in June, 2017. This establishes Lexaria’s first successful acceptance for patent issuance outside of the USA, in what the Company expects will be a series of successful international patent awards.

The Notice of Acceptance covers Lexaria patent application entitled “Food and beverage compositions infused with lipophilic active agents and methods of use thereof”, which has been accepted with the same set of claims previously issued in US Patent No 9,474,725 specific to non-psychoactive cannabinoids.

Lexaria is very pleased with the rapid advancement of its patent claims by the Australian Patent Office and notes Australia’s recent federal legislative success in opening the medical cannabis market. Like Canada, the medical cannabis market in Australia is federally legal.

“Lexaria’s technology is needed not just in the US, but throughout the global cannabis sector, which is why we have patent applications in place in 42 countries around the world,” said Chris Bunka, CEO. “Our international applications offer the safety of unparalleled diversification to our supporters that even individual national market leaders cannot offer.” The accepted patent application includes a series of Lexaria’s method claims for combining non-psychoactive cannabinoid lipophilic active agents together with a bioavailability and taste enhancing oil by way of dehydration or lyophilization, and doing so in contact with a food product substrate material. Lexaria still has a number of additional patent applications undergoing review by the USPTO and patent application continuations planned in order to further broaden its expected set of compositional and method patent claims regarding the technology for application with other molecules such as psychoactive cannabinoids; vitamins; NSAIDs; and Nicotine.

The Company continues to thank its many supporters who have contributed to its intellectual property success.

About Lexaria
Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also improving taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com
FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. There is no assurance that the expected Australian patent granting will occur in June 2017 or at any point in the future and there is no assurance that any additional patents will be granted in the USA or in any other global location. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.